Exhibit 99.1

Clubhouse Media Group, Inc. Reports 3rd Quarter 2022 Results, Shows Net Income For The First Time

LOS ANGELES, November 15, 2022 /PRNewswire/ — Clubhouse Media Group, Inc. (OTCMKTS: CMGR) (“Clubhouse Media”), an influencer-based social media firm and digital talent management agency, today announced financial results for the third quarter of 2022. The company has reported a net gain before income taxes, related primarily to a change in the fair value of derivative liability.

Third Quarter 2022 Financial Summary Compared to Third Quarter 2021

●	Total net revenue increased 22% to $2,159,135, compared to $1,768,677

●	Operating expenses decreased 68% to $1,058,708, compared to $3,382,248

●	Operating loss decreased 91% to $254,243, compared to $3,080,904

●	Gross profit margin increased to 37.2%, compared to 17.0%

●	Net income of $835,419, compared to a net loss of $5,401,961

Management Commentary

“The Q3 results are better than expected,” said Scott Hoey, Chief Financial Officer of Clubhouse Media. “We’ve managed to make significant advancements in three main areas: we’ve simultaneously increased our revenue, decreased our expenses and reduced the outstanding principal on our debts. Additionally, we’ve increased our gross profit margin to 37.2%, compared to 28.8% in Q2 of this year.”

“I’m very pleased with the improvements we’ve made this quarter,” said Amir Ben-Yohanan, Chief Executive Officer of Clubhouse Media. “We have seen positive financial results since making the decision to shift away from the expensive content houses, and into the social media agency business and our technology-based creator/influencer monetization platform. We’ve put together a strong sales team who have proven their ability to bring in larger brand deals, and in turn, increase our top line revenue quarter over quarter. We recently added additional sales agents and executives to the team to further our reach in the brand promotional deal industry.”

About Clubhouse Media Group, Inc.

Clubhouse Media offers and deal-making services, a management division for brands and individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by Clubhouse Media and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause Clubhouse Media’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for Clubhouse Media’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Contact:

Clubhouse Media Group, Inc.

media@clubhousemediagroup.com